QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (on Form S-8) pertaining to the 2004 Stock and Incentive Compensation Plan of Bank of Hawaii Corporation of our report dated January 26, 2004, with respect to the consolidated financial statements of Bank of Hawaii Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Honolulu, Hawaii May 7, 2004

QuickLinks

  Exhibit 23.1